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                                                        EXHIBIT 10.9

                         PREFERRED PARTNER AGREEMENT
                         ---------------------------

This Agreement entered into this 9th day of June 1994

by and between

DAV, a French company

and

JOSEPH POLLAK, a division of STONERIDGE, INC. a corporation organized under the laws of the State of Ohio ("JP")

                                  WITNESSETH
                                  ----------

WHEREAS the parties are each seeking automotive and transport business form multinational organizations, which require presence in both Europe and North America including USA, Canada and Mexico,

and

WHEREAS the parties have determined that it is in their mutual best interest to treat the other as a "Preferred Partner",

and

WHEREAS each party only has significant presence on one continent and needs the expertise of the other to obtain business, which requires delivery and support of products in Europe and North America, as applicable,

and

WHEREAS DAV's territory for this Agreement is Europe (both Western and Eastern) and JP's territory for this Agreement is North America (Canada, USA, Mexico),









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NOW THEREFORE, the parties agree as follows:

Section 1 - Purpose of this Agreement
-------------------------------------

Each party appoints the other as a "Preferred Partner" in the territory designated in the whereas paragraphs above for electrical switches.

Accordingly each party agrees that during the term of this Agreement whenever it requires a business relationship in the other's territory, it shall proceed as follows:

If a distributor, subcontract manufacturer, licensee, joint venture partner, technology support and/or customer support is needed, it shall first approach the other party to seek a mutually acceptable agreement with respect to such business, it shall offer terms equal to or better than it would offer to any other potential partner in the other's territory and the offeree shall respond expeditiously.

Section 2 - Framework for Preferred Partner Agreement
-----------------------------------------------------

Since the parties wish to cooperate, including possibly licensing between one and the other, in the design, development, manufacture and marketing of electrical switches and related products for the automotive and transport industries, particularly where capabilities may be required in both Europe and North America, including the USA, Canada and Mexico, it is hereby agreed:

1. Each party will advise the other in writing of such business opportunities that it wishes to develop in cooperation with the other, providing outlined technical and financial parameters of the opportunity.

2. Within a target period of 7 days and within a maximum of 30 days, or otherwise mutually agreed, the other will refuse the opportunity or confirm in writing his interest in developing the project jointly with the offering party. On the declaration of such interest the opportunity will be designated a "Potential Joint Project".
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3.      Once an opportunity has been designated a "Potential Joint Project", the two parties, within the terms of this Agreement, will negotiate on an arm's length basis detailed terms including all elements set out in the schedule set out in Appendix A and any other elements relevant to the Potential Joint Project. During the period of the negotiation process or for a period of 6 months from the project being designated a Potential Joint Project, whichever is the shorter, each party will work exclusively with the other on the Potential Joint Project and will neither pursue the project independently nor with any third party. Each party shall use its best efforts to bring the negotiation process to a successful conclusion.

4. Once all detailed terms on a Potential Joint Project have been mutually agreed between the parties, the project shall be designated a "Joint Project" subject to the detailed terms agreed.

5. Each party will respect and treat as confidential all confidential matters it learns of the business of the other party and the other party's clients.

6. Each party warrants to safeguard the good name and reputation of the other, including the respecting of appropriate minimum quality standards.

7. Senior representatives of the parties will meet at least twice per year, alternately in the USA and in Europe to discuss and coordinate joint activities on Joint Projects and Potential Joint Projects.

8. This Agreement can be terminated without any indemnity between the parties subject to the following conditions:


        a. By either party for convenience, subject to a 90-day written notice to the other party.

        b. At one party's option, if the ownership of the other party should change, subject to a 30-day written notice to the other party.

        c. If either party is declared bankrupt or enters a reconstruction with its creditors, by immediate written notice from the other party.

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9.      At termination, other than as paragraph 12(c) above, (i) any Joint
        Project shall continue until completed subject to the terms of the Joint Project and (ii) the parties shall have no further obligation to continue the negotiation process with respect to any Potential Joint Project existing at that time.

        At termination resulting from paragraph 12(c), the financially sound party shall have the right to continue with the development and/or exploitation of any Joint Project at his own cost and without further liability to the financially troubled partner, or its creditors.

        However, the obligation as to the confidentiality shall survive the termination of this Agreement for five (5) years thereafter.

10. This Agreement shall be subject to the laws of Switzerland (Canton of Geneva).

JOSEPH POLLAK                           DAV


By: /s/ Gerald V. Pisani                By: /s/ Marc Vuarchex
   ---------------------------             -------------------------

Printed Name: Gerald V. Pisani          Printed Name: Marc Vuarchex

Title: President                        Title: Directeur General








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                                  Appendix A


                                Joint Project
                     Schedule of Specific Agreement Terms


For each Joint Project, the parties will agree on specific terms including, but not limited to, the following:

1.      Joint Project Reference No.

2.      Description of part, sub-assembly, assembly or product

3.      Customer(s) - and exclusivity

4.      Design responsibility of each party

5.      Development responsibility of each party - including prototyping, etc.

6. Manufacturing responsibility of each party - including quality and testing

7.      Marketing responsibility of each party

8.      Investment responsibility of each party

9.      License or royalty fee payable by each party

10.     Ownership of drawings and design rights

11.     Ownership of tools

12.     Ownership of patents; payment of fees

13.     Ownership of trademark; payment of fees

14.     Improvements/cost cutting responsibilities and share of benefits

15.     Product liability responsibility

16.     Transfer price and currency; payment terms

17.     Executives responsible for Joint Project

18.     Territorial limitations

19.     Time limitations

20.     Termination